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EXHIBIT 23.1

      [LOGO]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-50851 on Form S-3 and Registration Statement Nos. 333-16399 and 333-56137 on Form S-8 of CellNet Data Systems, Inc. of our report dated February 2, 1999, appearing in this Annual Report on Form 10-K of CellNet Data Systems, Inc. for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 16, 1999

                                   85 CELLNET